UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2025
SUNRISE REALTY TRUST, INC.
(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41971	93-3168928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
525 Okeechobee Blvd., Suite 1650
West Palm Beach, FL, 33401
(Address of principal executive offices, including zip code)
561-530-3315
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SUNS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On May 16, 2025, Sunrise Realty Trust, Inc., a Maryland corporation (the “Company”), entered into an amendment (the “Amendment”) to that certain Loan and Security Agreement, dated as of November 6, 2024 (the “Agreement”), by and among the Company, the lenders party thereto and East West Bank, as lead arranger, bookrunner and administrative agent party thereto. The Amendment, among other things, (i) facilitates the entry of an additional lender, (ii) increased the aggregate commitments by an additional $40 million, for a total maximum revolver usage of $90 million, (iii) modified the liquidity financial covenant to provide that the Company must maintain liquidity equal to the greater of (A) $5 million and (B) an amount equal to 10% of the outstanding obligations thereunder so long as the Company maintains at least $5 million in qualified cash, and (iv) added an additional financial covenant that the Company must maintain a leverage ratio of not more than 3.25x measured as of the end of each fiscal quarter.
The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.12 hereto and is incorporated by reference herein.
On May 20, 2025, Sunrise Realty Trust, Inc. issued a press release announcing the Amendment to the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
10.12	Amendment Number Four to Loan and Security Agreement, dated as of May 16, 2025, among Sunrise Realty Trust, Inc. and Sunrise Realty Trust Holdings I LLC, as borrowers, East West Bank, as agent, sole book runner, co-syndication agent and co-documentation agent, East West Bank and City National Bank of Florida, as joint lead arrangers, and the lenders party thereto.
99.1	Press Release issued by Sunrise Realty Trust, Inc. on May 20, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE REALTY TRUST, INC.

	By:	/s/ Brandon Hetzel
Brandon Hetzel
Chief Financial Officer and Treasurer
Date: May 20, 2025
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